Exhibit 99.1

SPY Optic™
2070 Las Palmas Drive
Carlsbad, CA 92011
PH: (760) 804-8420
FX: (760) 804-8442
www.spyoptic.com

ORANGE 21 ANNOUNCES SENIOR EXECUTIVE CHANGES

SPY Brand Leverages Leadership Resources to Support Growth Strategy

For Immediate Release on Nov. 1, 2011:

CARLSBAD, Calif.—Orange 21 Inc. (OTCBB:ORNG) today announced that, effective December 15, 2011, Carol Montgomery will join the Company’s Board of Directors, making way for current President Michael Marckx to assume the additional role of CEO. In addition, Michael Angel will assume the roles of CFO, Treasurer and Secretary as an employee, having functioned in a consultant capacity as Interim CFO and Treasurer. Greg Hagerman has accepted the newly created position of Executive Vice President, Sales and Operations, commencing December 1, 2011, in which capacity he will oversee day-to-day sales and operations of SPY eyewear and other interests of Orange 21.

“The past several months have been very positive for Orange 21 and SPY. Carol was consulting for the Board when we appointed her CEO in April 2011. She completed her mission ahead of schedule and above expectation,” said Seth Hamot, Orange 21 Chairman of the Board. “Carol will continue to play a strategic role as a member of The Board. Michael Marckx was instrumental as President in reinvigorating the SPY brand and developing innovative sales strategies and product extensions. Michael Angel’s contributions have helped us put the Company on a more solid foundation.”

Hamot concluded: “We thank Carol for her diligent work in guiding the business. With recent advents in our strategy, the development of our SPY Rx ophthalmic program and the restructuring of our management, her insight was indispensible.”

“Helping to facilitate the transition of the Company has been enormously rewarding” commented Montgomery. “The team is talented, focused and invigorated. Michael has transformed the Company’s marketing focus and is ready to dynamically lead the Company as CEO. I look forward to my new role as a director.”

Said Marckx: “The addition of Greg Hagerman substantially deepens our management team and we are very pleased to welcome him. I believe that our ability to recruit someone of his experience is a strong testament regarding our Company and its brands.”

Hagerman’s professional history spans 20 years in senior executive roles in the footwear, apparel and snowboard divisions of Vans, Inc., a division of VF Outdoor Corporation, where he spent the final four years of his tenure as vice president of sales for the company’s Lifestyle division. At Vans, Hagerman also developed the business plan and launch strategy for the Vault line.

-more-

From 2008 and immediately prior to joining Orange 21, Hagerman was chief operating officer at GMI-USA, Inc., a footwear licensing company specializing in upscale men’s and women’s brands with distribution in 22 countries and offices in New York, Los Angeles, London, Milano and Hong Kong.

About Orange 21 Inc.:

Orange 21 designs, develops, markets and produces premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands SPY Optic™, O’Neil™, Margaritaville™ and Melodies by MJB™.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance, including the expected growth of the company, and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “will,” “expect,” “believe,” “suspect,” or other comparable terminology.

These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy; failure to successfully benefit from market and business opportunities; our outstanding indebtedness; our ability to continue to develop, produce and introduce innovative new products in a timely manner and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission.

Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

# # #

CONTACT: Alain Mazer
SPY Optic
Ph. 760.444.9761
email: amazer@spyoptic.com